Exhibit 10.9

This Severance Agreement and General Release (this “Agreement”) dated March 27, 2015 is made and entered into by John Bigelow (the “Executive”) and American Water Works Service Company, Inc. (“American Water” or the “Company”).  As used herein any reference to the “Company” shall mean American Water Works Company, Inc., American Water Works Service Company, Inc., and all of their respective divisions, parents, subsidiaries, affiliates or related companies, their past, present and future officers, directors, shareholders, benefit plans, insurers, attorneys, legal representatives, employees and agents and all of their respective heirs, executors, administrators, successors and assigns, or any other persons and/or entities through which American Water has acted (collectively, “American Water” or the “Company”) with respect to the Executive.

RECITALS

WHEREAS, the Executive is employed by the Company as Senior Vice President Business Services of American Water Works Service Company, Inc.;

WHEREAS, given the organizational restructuring which resulted in the elimination of the Senior Vice President Business Services position, the Executive’s employment will be terminated on May 14, 2015 (the “Separation Date”);

WHEREAS, without admission of liability on the part of either the Executive or the Company (collectively, the “Parties”), the Parties desire to resolve amicably the Executive’s separation from employment, and to establish the terms of a severance agreement and release of claims.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.	Termination of Employment. Executive understands and agrees that his termination of employment is effective as of the close of business on the Separation Date.
2.

Severance; Conditions of Receipt and Timing.  In return for the execution and non-revocation of this Agreement and Exhibit A, and the full performance by the Executive of the Executive’s obligations described in this Agreement, the Company agrees to provide the Executive with the following:

a.

Severance Payment.  The Executive will receive a cash severance payment equal to $323,900 (the “Severance Payment”), less applicable federal, state and local tax withholdings and deductions in accordance with the Company’s normal payroll practices.  The Severance Payment will be paid to the Executive in substantially equal installments over the twelve (12) month period following the Separation Date (the “Severance Period”) in accordance with the Company’s payroll schedule in effect on the Separation Date; provided that the first payment shall be paid to the Executive within thirty (30) days following the Separation Date and include any installments that would be payable within such thirty (30) day period, and the subsequent installment payments shall be in accordance with

Severance Agreement and General Release Between American Water

and John Bigelow

the Company’s scheduled payroll dates over the remainder of the twelve (12) month period from the Separation Date.
b.

2015 AIP.  With respect to the Company’s 2015 Annual Incentive Plan (the “2015 AIP”), the Executive will be eligible to receive a pro-rated 2015 AIP award, if such an AIP award is paid out to eligible participants, subject to the level of achievement of the performance goals, and contingent upon stockholder approval of the American Water Works Company, Inc. Annual Incentive Plan at the Annual Meeting of Stockholders on Friday, May 15, 2015.  The prorated award shall be calculated from January 1, 2015 to the Separation Date.  Such pro rata award shall be determined by multiplying (x) a fraction, (A) the numerator of which is the number of days the Executive worked for the Company during such fiscal year (as measured to the Separation Date) and (B) the denominator of which is 365, by (y) the annual award that would be payable to the Executive under the 2015 AIP.  The 2015 AIP award will be paid to the Executive at the same time as continuing employees are paid their award under the 2015 AIP, which shall be by March 15, 2016, subject to any deferral agreement the Executive previously entered into with the Company with respect to the 2015 AIP.

c.

Group Health Insurance Plan.  The Executive may, at the Executive’s option, continue to participate in American Water’s group health insurance plan pursuant to the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  American Water will pay all COBRA premiums and related costs for the Executive for sixteen (16) weeks following the Separation Date.  Thereafter, the Executive and any eligible dependents will be entitled to continue health care coverage at the Executive’s sole expense for the remaining balance of the COBRA coverage period.  The Executive’s right to COBRA health care continuation will be set forth in a separate letter.  If the Executive elects not to participate in the Company’s group health insurance plan or if the Executive fails to make timely monthly contributions (as this term is defined in the COBRA documentation that shall be provided the Executive), the Executive shall lose all eligibility for continued participation in the Company’s group health insurance plan.  To the extent that retiree medical applies, the Executive shall not be entitled to Company subsidization of COBRA premiums or other related costs.

d.

Stock Options.  With respect to the nonqualified stock options that were granted to the Executive under the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the “Equity Plan”) on February 21, 2013, February 20, 2014 and February 17, 2015 (collectively, the “Stock Options”), the portion of such Stock Options which are not exercisable immediately prior to the Separation Date shall become fully exercisable on the Separation Date.  The other terms and conditions of the Stock Options shall remain as set forth in the respective grant agreements for such Stock Options, including the period following the Separation Date for which Executive may exercise such Stock Options.

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e.

Restricted Stock Units.  With respect to the restricted stock units that were granted to the Executive under the Equity Plan on February 21, 2013, February 20, 2014 and February 17, 2015 (collectively, the “RSUs”), the portion of such RSUs which are not vested immediately prior to the Separation Date shall become fully vested on the Separation Date, provided that such RSUs shall not be redeemed and converted to shares of the common stock of American Water Works Company, Inc. (the “Common Stock”) until the dates such RSUs would have otherwise been redeemed and converted to shares of Common Stock if the Executive’s employment with the Company had not terminated, as set forth in each respective grant agreement for such RSUs.  The other terms and conditions of the RSUs shall remain as set forth in the respective grant agreements for such RSUs.

f.

Performance Stock Units.  With respect to the performance stock units that were granted to the Executive under the Equity Plan on February 21, 2013, February 20, 2014 and February 17, 2015 (collectively, the “PSUs”), the Executive will be eligible to earn the number of PSUs that would have been earned if the Executive had remained employed through the last day of the applicable performance periods, subject to the level of achievement of the applicable performance goals, as certified by the American Water Works Company, Inc. Compensation Committee (the “Committee”), and the other requirements of the applicable grants.  Any portion of the PSUs which become earned based on the level of achievement of the applicable performance goals, as set forth in the applicable grant agreements for such PSUs, shall be redeemed and converted to shares of the Common Stock at the times such earned PSUs would have otherwise been redeemed and converted to shares of the Common Stock if the Executive’s employment with the Company had not terminated, as set forth in each respective grant agreement for such PSUs.  For purposes of clarity, the number of PSUs that are earned by the Executive, if any, and convertible to shares of Common Stock are expressly contingent on the level of achievement of the applicable performance goals, as certified by the Committee.  The other terms and conditions of the PSUs shall remain as set forth in the respective grant agreements for such PSUs.

g.

Outplacement Services.  American Water will provide the Executive twelve (12) months of outplacement services following the Separation Date through a designated provider arranged by the Company to assist the Executive in obtaining other employment.  The Parties agree that the designated provider shall be Career Concepts and that Career Concepts shall provide executive level outplacement services.  The Executive will be provided direction on accessing outplacement services in a separate letter following the execution and non-revocation of this Agreement and Exhibit A.

h.

Employee Assistance Program.  During the Severance Period, the Executive shall continue to be eligible to participate in the American Water Employee Assistance Program following the Separation Date subject to the same terms and conditions

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as are applicable to then current active employees and executives of the Company.
i.

Conditions of Receipt and Timing. The Executive shall not be entitled to receive the Severance Payments, the Company-paid COBRA premiums, the vesting acceleration for the Options and RSUs, the ability to earn the PSUs, the Outplacement Services, or continued access to the American Water Employee Assistance Program unless and until the Executive signs this Agreement, the Executive signs the attached Exhibit A on the Separation Date, and the seven (7)-day Revocation Period referenced in Section 5(c)(vi) below expires without the Executive having exercised the Executive’s right of revocation.  Provided that this Agreement and Exhibit A are signed, and are not revoked, the Severance Payments will commence within thirty (30) days following the Separation Date.

j.

No Other Severance Benefits.  The Executive acknowledges and agrees that the amounts set forth in subsections a. through h. of this Section 2 are in complete satisfaction of any and all compensation and benefits due to the Executive from the Company, and that no further severance, compensation, benefits or other amounts are owed or will be paid to the Executive, other than the amounts described in Section 3 of this Agreement.

3.

Accrued Benefits.  In addition to the amounts provided under Section 2 of this Agreement, following the Separation Date, the Executive will be entitled to receive all (i) accrued, but unpaid, base salary earned by, but not paid to, the Executive prior to the Separation Date, which will be paid to the Executive on the first payroll date that follows the Separation Date, subject to any deferral agreement the Executive previously entered into with the Company with respect to such base salary; (ii) any accrued, but unused, vacation as of the Separation Date, which will be paid to the Executive on the first Company payroll date that follows the Separation Date; and (iii) any accrued or owing, but not yet paid, vested benefits under the Company’s 401(k) plan, pension plan, nonqualified deferred compensation plan, and post-employment retirement plan and any other plan in which the Executive participated, which will be paid to the Executive at the times provide under such plans.  Any stock options, restricted stock units and performance stock unit grants that were granted to the Executive under the Equity Plan that are outstanding and vested as of the Separation Date will be subject to the terms and conditions of the respective grant agreements covering such grants.  Except as set forth in Section 2(d), (e) and (f) above, equity grants under the Equity Plan, which are not vested as of the Separation Date, are terminated as of the Separation Date and the Executive shall not have any further rights with respect to such unvested Equity Awards.

4.	Confidentiality; Non-Disclosure; Return of Property, Disparaging Statements, and References.
a.	Confidentiality. The Executive shall not at any time disclose the terms of this Agreement or Exhibit A or the circumstances surrounding the Executive’s

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separation from employment with American Water with any person or entity except that the Executive may disclose information about either subject matter with the Executive’s attorney, tax advisor or spouse/legal partner provided that the Executive’s attorney, tax advisor or spouse/legal partner first agrees to maintain the confidentiality of any disclosed information as a condition of receiving the information.  The Executive may also disclose the terms of this Agreement or Exhibit A to the extent necessary to apply for unemployment compensation benefits.  Nothing contained in this Agreement or Exhibit A shall preclude the Executive from cooperating fully with any governmental investigation.

b.

Non-Disclosure of Confidential Information and Trade Secrets.  The Executive acknowledges that as an employee of American Water the Executive had access to and was entrusted with the Company’s confidential and proprietary business information and trade secrets.  At all times prior to, during, and following the Executive’s separation from employment with American Water, the Executive represents that the Executive has maintained and agrees that the Executive will continue to maintain such information in strict confidence and has not disclosed, used, transferred or sold and will not disclose, use, transfer or sell (directly or indirectly) such information to any third party (except as may be required by law or legal process) so long as such information or proprietary data remains confidential and has not been properly and lawfully disclosed or is not otherwise in the public domain.

c.

Definition of “Confidential and Proprietary Business Information and Trade Secrets”.  For purposes of this Agreement, “confidential and proprietary business information and trade secrets” includes, but is not limited to, all information about markets, key personnel, operational methods, proprietary intellectual property, real property, plans for future developments, projects in the pipeline, bid information, manuals, books, training materials, forms and procedures, policies, customer or prospective customer lists, customer related data, marketing plans and strategies, financial information, documents relating to any of the foregoing, and other written and oral materials (whether computerized or on hard copy) which are related to the business of the Company and the confidentiality of which the Company attempts to maintain with reasonable efforts and which the Company has not released to the general public.

d.

Return of Property.  The Executive shall immediately return to American Water (and shall not retain any copies of) any and all property of the Company in the Executive’s possession, including (without limitation) all papers, documents, business plans, project pipeline information, correspondence and copies thereof, and any office pass, telephones, blackberry, credit cards, electronic or digitally stored information, and computer equipment.  The Executive may retain the existing Company-issued mobile phone and cell phone number, which shall be ported and transferred over to the Executive’s private mobile phone service provider on or after the Separation Date.  The Executive further agrees to delete

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or destroy any and all files and/or backup files containing confidential and proprietary business information and trade secrets on any computer or storage device owned by and/or within the care, custody or control of the Executive.  The Executive further agrees that, at the Company’s request, the Executive will deliver and/or provide access to the Company any personal computing device or telephone, hard disk, backup tapes, cloud systems, disks or thumb or flash drives of such devices for the Company’s review and permit the Company to delete all confidential and proprietary business information and trade secrets contained on such devices.

e.	Disparaging Statements. The Parties agrees that they will not make any statements or comments that would tend to disparage or would be detrimental to one another.
f.

References.  The Executive agrees that all requests for references from prospective employers will be directed solely to the attention of Melanie Kennedy, Senior Director Human Resources, American Water Works Service Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043, melanie.kennedy@amwater.com.  Upon any request for a reference, Ms. Kennedy will solely confirm the Executive’s dates of employment with American Water, positions the Executive held with American Water, the Executive’s last salary earned with American Water and that the Executive’s employment ended on the Separation Date.

g.

Taxes.  As required by law, the Company will issue the appropriate IRS Form(s) at the appropriate time.  Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.  The Executive agrees that (i) the Executive shall be solely responsible for all taxes, including, but not limited to, income and excise taxes, imposed on the Executive in respect of amounts paid to the Executive by the Company under this Agreement; and (ii) the Executive shall not seek reimbursement from the Company for such taxes.  The Executive also acknowledges and agrees that none of American Water nor any of its subsidiaries or affiliates makes nor have they made any representation, warranty or guarantee of any federal, state or local tax consequences to the Executive of the Executive’s receipt of any payment, benefit or distribution hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.

h.

Enforcement.  The Parties agree and acknowledge that they may seek enforcement of this Agreement in any state or federal court of competent jurisdiction in the state of New Jersey.  The Parties further consent to enforcement of any order or directive enforcing this Agreement from any court, whether in New Jersey or elsewhere, by any other state or federal court in which any party hereto may seek enforcement of any such order or directive and that the

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Parties shall not oppose application of full faith and credit principles to the ruling of one court by another court.
5.	General Release of Legal Claims; Agreement Not to Sue; Adequacy of Consideration; Cooperation; Claims with Government Agencies.
a.

General Release of Legal Claims.  The Executive (on behalf of the Executive and the Executive’s heirs, successors, assigns and representatives) hereby agrees to unconditionally and irrevocably release and discharge, to the maximum extent permitted by law, the Company from any and all claims or causes of action, suits, and demands whatsoever in law or in equity, known or unknown, arising out of or in any way connected with, or relating to any event, matter or occurrence existing or occurring on or before the date the Executive signs this Agreement, including, but not limited to:

i.	any Claims relating to the Executive’s employment with or separation of employment from the Company;
ii.

any statutory, regulatory, common-law or other claims of any kind, including, but not limited to, breach of contract claims (whether written or oral, express or implied), tort claims, public policy claims, defamation claims, retaliation claims, wrongful discharge claims, claims for emotional distress or pain and suffering and claims of fraud or misrepresentation;

iii.	any claims for attorneys’ fees or costs;
iv.

any discrimination, retaliation or harassment claims including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans With Disabilities Act, as amended, the New Jersey Constitution, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, and any other claims protected by federal, state or local laws;

v.	any claims regarding leaves of absence, including, but not limited to, claims under the Family and Medical Leave Act or any federal, state or local law or statute relating to leave;
vi.	any claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, and any applicable federal, state or local laws;
vii.

any claims for health and welfare benefits including, but not limited to, life insurance, accidental death & disability insurance, sick leave or other employer provided plans or programs for group health insurance coverage (excluding claims for COBRA continuation coverage);

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viii.	any claims under any federal, state or local military leave laws, including the Uniformed Services Employment and Reemployment Rights Act;
ix.	any claims under the Occupational Safety and Health Act;
x.	any claims under the federal Worker Adjustment and Retraining Notification Act or state law equivalent statutes;
xi.	any claims under the Fair Credit Reporting Act; and
xii.	any other claims relating to the Executive’s hire, employment, or separation thereof.
b.

Scope of General Release.  The Executive hereby acknowledges and agrees that this general release includes all claims the Executive ever had, now has or which the Executive’s heirs, agents, executors or assigns, or any of them, hereafter can, shall or may have, for or by reason of any cause, matter or thing whatsoever arising at any time up to and including the date that the Executive signs this Agreement.

c.

Waiver of Claims under the Age Discrimination in Employment Act.  The Executive acknowledges and agrees that the Executive is waiving any claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that:

i.	the Executive is receiving consideration which is in addition to anything of value to which the Executive otherwise would have been entitled; and
ii.	the Executive fully understands the terms of this Agreement and the Executive enters into it voluntarily without any coercion on the part of any person or entity; and
iii.	the Executive was given adequate time to consider all implications and to freely and fully consult with and seek the advice of whomever the Executive deemed appropriate and has done so; and
iv.	the Executive was advised in writing, by way of this Agreement, to consult an attorney before signing this Agreement; and
v.

the Executive was advised that the Executive has twenty-one (21) calendar days from the date on which the Executive receives this Agreement within which to consider this Agreement before signing it and, in the event that the Executive signs this Agreement and returns it back to the Company during this time period, said signing constitutes a knowing and voluntary waiver of this time period, and the Executive understands that any changes to this Agreement, whether material or not, do not restart the twenty-one (21) day period; and

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vi.

the Executive has seven (7) calendar days after executing this Agreement within which to revoke this Agreement (the “Revocation Period”).  If the seventh day is a weekend or national holiday, the Executive has until the next business day to revoke.  If the Executive elects to revoke this Agreement, the Executive shall notify Melanie Kennedy, Senior Director Human Resources, American Water Works Service Company, Inc., 1025 Laurel Oak Road, Voorhees, NJ 08043, melanie.kennedy@amwater.com in writing of the Executive’s revocation.  Any determination of whether the Executive’s revocation was timely shall be determined by the date of actual receipt by Ms. Kennedy.

d.	Non-Released Claims. The general release in this Section 5 does not apply to:
i.	any claims for vested benefits under any Company retirement, 401(k), profit sharing or other deferred compensation plan;
ii.	any claims to require the Company to honor its commitments set forth in this Agreement;
iii.	any claims for unemployment compensation or workers’ compensation; or
iv.	any claims to interpret or to determine the scope, meaning or effect of this Agreement.
e.

Adequacy of Consideration.  The Executive agrees that this Agreement (and, in particular, this Section 5) and Exhibit A are supported by adequate consideration to which the Executive would otherwise not be entitled if the Executive did not sign this Agreement and Exhibit A.

f.

Cooperation.  The Executive agrees that the Executive shall cooperate with the Company in the defense of any claim currently pending or hereinafter pursued against the Company on any matter that arose during the Executive’s employment as Senior Vice President Business Services for American Water Works Service Company, Inc. without the payment of any additional compensation other than as set forth in this Agreement.  American Water shall pay the Executive for all of the Executive’s approved and reasonable costs and expenses incurred in connection with such cooperation.  In the case of legal proceedings, the Executive agrees to notify, in writing, the individual then holding the office of General Counsel, American Water, 1025 Laurel Oak Road, Voorhees, NJ 08043, of any subpoena or other similar notice to give testimony or provide documentation within two (2) business days of receipt of the same and prior to providing any response thereto.  Nothing in this Agreement or Exhibit A shall preclude the Executive from participating in and fully cooperating with any governmental investigation.

g.

Indemnification.  The Company agrees to defend, hold harmless, and indemnify the Executive for any and all claims arising from and/or in any way related to the Executive’s employment with American Water, including but not limited to

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reasonable attorney’s fees, costs and damages and other related litigation expenses, for any and all claims arising out of any lawsuits, charges of discrimination, or wage claims (the “Cases”) for which the Executive would be indemnified if an executive of the Company. To the extent the Executive was a covered insured by any Company insurance policy, nothing herein negates such coverage or indemnity provided by such policy except the Executive’s refusal to cooperate as defined in Section 5(f) above.  The Company’s duty to defend, indemnify, and hold the Executive harmless shall not apply if the Executive fails to cooperate in the investigation or defense of the Cases or any other proceedings in which the Executive has been identified as a material witness.  To the extent that it is necessary for the Executive to retain counsel other than the Company’s counsel with respect to any matter, counsel shall be selected and paid by the Company subject to approval by the Executive, which approval shall not be withheld unreasonably.

h.

Claims with Government Agencies.  Nothing in this Agreement or Exhibit A shall be construed to prevent the Executive from filing a charge with, or participating in an investigation conducted by, any governmental agency, including, without limitation, the United States Equal Employment Opportunity Commission (the “EEOC”), or applicable state/city fair employment practices agency, to the extent required or permitted by law.  Nevertheless, the Executive gives up the right to receive any monetary relief whatsoever, including but not limited to financial benefit or monetary recovery from any lawsuit filed or settlement reached by the EEOC, applicable state/city fair employment practices agency, or anyone else with respect to any claims released and waived in this Agreement or Exhibit A.  Additionally, after entering into this Agreement, the Executive agrees to give up the right to receive any financial benefit or monetary recovery whatsoever resulting from any lawsuit against the Company that the Executive initiated, sponsored or in which the Executive participated for any claims arising out of or in any way connected with, or relating to any event, matter or occurrence existing or occurring on or before the date the Executive signs this Agreement and Exhibit A.

i.

General Release by American Water.  American Water hereby agrees to unconditionally and irrevocably release and discharge, to the maximum extent permitted by law, the Executive from any and all claims or causes of action, suits, and demands whatsoever in law or in equity, known or unknown, arising out of or in any way connected with, or relating to any event, matter or occurrence existing or occurring before the Company signs this Agreement, including but not limited to any claims arising from and/or in any way related to the Executive’s employment with American Water so long as such conduct was not criminal or in violation of American Water’s policies and practices existing on or before the Separation Date, including but not limited to American Water’s Code of Ethics Policy.

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6.

Acknowledgements Concerning Compensation.  The Executive acknowledges and agrees that the payments set forth above shall constitute the total amount owed by the Company, and that the Executive has (i) received all wages and compensation owed through the Separation Date, (ii) been paid by the Company for all hours the Executive has worked for the Company, and that the Executive is in receipt of all other amounts due from the Company through the Separation Date, including but not limited to, all wages, payments, bonuses, benefits, pay in lieu of notice, salary continuation or severance, compensation, or any other remuneration of whatever kind arising from or relating to the Executive’s employment or the termination of the Executive’s employment with American Water, except for the payments and benefits expressly provided for under this Agreement, and (iii) the Executive has not suffered any on-the-job injury for which the Executive has not already filed a claim.

7.

Section 409A. To the extent applicable, this Agreement is intended to comply with the applicable provisions of section 409(A) of the Internal Revenue Code.  Accordingly, all provisions herein are intended to be construed and interpreted to comply with section 409A of the Code or an exemption therefrom.  Further, for purposes of section 409A of the Code, it is intended that each payment provided for hereunder, including each payment under a right to receive installment payments, be treated as a separate payment.  The Executive agrees and understands that neither the Company nor any of the other Releasees (i) have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to section 409A of the Code and (ii) makes or has made any representation, warranty or guarantee to the Executive of compliance under section 409A of the Code.

8.	General Terms.
a.

Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the Executive and to the Company at the addresses set forth below

If to the Executive:

John Bigelow

8 Commonwealth Ct.

Medford, NJ 08055

If to the Company:

Michael Sgro, General Counsel

1025 Laurel Oak Road

Voorhees, NJ 08043

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or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

b.

Modification.  This Agreement sets forth the entire understanding of the Company and the Executive as to the subject matter contained herein and can be modified only by a writing signed by both the Executive and a duly authorized agent of American Water.

c.

Entire Agreement.  This Agreement constitutes the entire understanding and agreement between the Company and the Executive hereto with respect to severance payments and other benefits described herein and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

d.

Assignment.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the Company and the Executive hereto.

e.

Interpretation of Agreement.  If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

f

Choice of Law and Forum.  This Agreement shall be governed by the substantive law of the state of New Jersey without regard to its conflict of law rules.  The Company and the Executive consent to the exclusive jurisdiction of the courts of New Jersey to adjudicate any and all disputes arising between them and hereby waive any and all objections based on alleged lack of personal jurisdiction.

The Company and the Executive have carefully read and understand all of the provisions of this Agreement.  They enter into this Agreement freely, knowingly, and voluntarily.  In entering into this Agreement, neither the Company nor the Executive is relying upon any representations or promises not expressly set forth in this Agreement.  Intending to be legally bound to this Agreement, the Company’s representative and the Executive sign their names below.

/s/ Brenda Holdnak	/s/ John Bigelow
Brenda Holdnak	John Bigelow
Vice President Human Resources
American Water Works Service Company, Inc.

Dated: 3-27, 2015	Dated: 3-27-, 2015

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and John Bigelow

EXHIBIT A

In consideration of the promises made in the AGREEMENT AND GENERAL RELEASE entered into between John Bigelow (the “Executive”) and American Water Works Service Company, Inc. (the “Company”), the Executive does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its officers, directors, employees, agents, attorneys, predecessors, successors and assigns (the “Releasees”) from all actions, suits, claims and demands in law or equity that the Executive ever had, now has, or hereafter may have, from the beginning of time to and including the date that the Executive signs this Exhibit A (this “General Release”), whether known or unknown, suspected or unsuspected.  This General Release includes but is not limited to all claims arising under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the United States Constitution, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, Executive Orders 11246 and 11141, the Worker Adjustment Protection Act of 1990, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Uniformed Services Employment and Reemployment Rights Act, the Employee Polygraph Protection Act, the New Jersey Constitution, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, and any other federal, state or local law or ordinances, or any common law claim under tort, contract or any other theories now or hereafter recognized, as amended where applicable.  This General Release also includes claims which the Executive may have for any type of damages cognizable under any of the laws referenced herein, including, but not limited to, any and all claims for compensatory damages, punitive damages, and attorneys’ fees and costs.  The Executive shall not bring a lawsuit against any of the Releasees for any of the claims described above.  Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released claims, the Executive agrees not to seek or accept any resulting relief whatsoever.  The Executive also agrees that this General Release should be interpreted as broadly as possible to achieve the Executive’s intention to waive all Claims which the Executive may have against the Releasees.  The Executive acknowledges that the benefits made available to the Executive have been explained to the Executive by the Company and are due consideration in exchange for release of claims listed in Section 5 of the Agreement to which this General Release was attached.  Notwithstanding anything to the contrary herein, nothing in this General Release shall impact or otherwise affect the Executive’s rights under, and to enforce, this General Release and the Agreement to which this General Release was attached.  The Executive agrees that the Executive had at least twenty-one (21) calendar days from the date that the Executive received the Agreement to which this General Release was attached to consider this General Release, that the Executive was advised to consult with the Executive’s own attorney prior to signing this General Release, that the Executive may revoke this General Release within a period of seven (7) days after signing it ,and that this General Release shall not be effective or enforceable until the expiration of the seven (7) day revocation period.  American Water hereby agrees to unconditionally and irrevocably release and discharge, to the maximum extent permitted by law, the Executive from any and all claims or causes of action, suits, and demands whatsoever in law or in equity, known or unknown, arising out of or in any way connected with, or relating to any

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Severance Agreement and General Release Between American Water

and John Bigelow

event, matter or occurrence existing or occurring before the Company signs this General Release, including but not limited to any claims arising from and/or in any way related to Executive’s employment with American Water so long as such conduct was not criminal or in violation of American Water’s policies and practices existing on or before the Separation Date, including but not limited to American Water’s Code of Ethics Policy

/s/ Brenda Holdnak	/s/ John Bigelow
Brenda Holdnak	John Bigelow
Vice President Human Resources
American Water Works Service Company, Inc.

Dated: 5-20-2015	Dated: 5-14-15
(To Be Signed On The Executive’s Separation Date)	(To Be Signed On The Executive’s Separation Date)

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